McGLADREY & PULLEN, LLP
                     Certified Public Accountants and Consultants



                           CONSENT OF INDEPENDENT AUDITORS


               We hereby consent to the use of our report dated September 27, 1996 on the financial statements of Templeton Capital Accumulator Fund, Inc., referred to therein, which appears in the 1996
          Annual Report to Shareholders, and which is incorporated herein by reference, in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A, File No. 33-37338, as filed with the Securities and Exchange Commission.

               We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Auditors."

                                        /s/MCGLADREY & PULLEN, LLP
                                        McGladrey & Pullen, LLP


         New York, New York
         December 17, 1996